Exhibit 10.7(b)

INTUITY MEDICAL, INC.

STOCK OPTION GRANT NOTICE

Intuity Medical, Inc. (the “Company”), pursuant to its Amended and Restated 2002 Stock Option Plan (the “Plan”), hereby grants to the optionee set forth below (“Optionee”), an option (the “Option”) to purchase the number of shares of the Company’s Common Stock (referred to herein as “Option Shares”) set forth below. This Option is subject to all of the terms and conditions as set forth herein and in the Stock Option Agreement provided to Optionee in connection herewith (the “Stock Option Agreement”) and the Plan, each of which is incorporated herein by reference. Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Stock Option Grant Notice and the Stock Option Agreement.

Optionee:

Grant Date:

Vesting Commencement Date:

Exercise Price per Share:	$

Total Exercise Price:	$

Total Number of Option Shares:

Expiration Date:

Type of Option:	Incentive Stock Option	Non-Qualified Stock Option

Vesting Schedule:

By his or her signature and the Company’s signature below, Optionee agrees to be bound by the terms and conditions of the Plan, the Stock Option Agreement and this Grant Notice. Optionee has reviewed the Stock Option Agreement, the Plan and this Grant Notice in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Grant Notice and fully understands all provisions of this Grant Notice, the Stock Option Agreement and the Plan. Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the administrator of the Plan upon any questions arising under the Plan or the Option.

INTUITY MEDICAL, INC.:	OPTIONEE:

By:	By:
Name: Emory V. Anderson	Name:
Title: President and Chief Executive Officer

INTUITY MEDICAL, INC.

STOCK OPTION AGREEMENT

Pursuant to the Stock Option Grant Notice (“Grant Notice”) in connection with which this Stock Option Agreement (the “Agreement”) has been provided, effective as of the date of grant set forth in the Grant Notice (the “Date of Grant”), Intuity Medical, Inc., a Delaware corporation (the “Company”), has granted the optionee named in the Grant Notice (the “Optionee”) an option to purchase the number of shares of the Company’s common stock set forth in the Grant Notice (the “Option Shares”) under the terms of the Company’s Amended and Restated 2002 Stock Option Plan (the “Plan”). The applicable terms of the Plan and Grant Notice are incorporated herein by reference, including the definition of terms contained in the Plan.

Section 1. Stock Option Award. The Company grants to the Optionee, on the terms and conditions hereinafter set forth, an option (the “Option”) to purchase the Option Shares. If indicated on the Grant Notice, the Option is intended to qualify as an Incentive Stock Option under Section 422 of the Code to the maximum extent permitted by law. To the extent that any portion of the Option shall not satisfy the requirements of such section or if designated a Nonqualified Stock Option on the Grant Notice, such Option shall not be treated as an Incentive Stock Option and shall instead be treated as a Nonqualified Stock Option under the Plan.

Section 2. Exercise Price. The exercise price per share of the Option Shares shall be the per share exercise price set forth on the Grant Notice.

Section 3. Vesting of Stock Option. Subject to Section 5 hereof, the Option Shares shall become vested and exercisable based on the passage of time according to the vesting schedule set forth on the Grant Notice.

Section 4. Option Term. Subject to Section 5 below, Option Shares that become exercisable pursuant to Section 3 hereof may be purchased at any time during the Option Term. For purposes hereof, the “Option Term” shall commence on the Date of Grant and shall expire on the tenth anniversary thereof, unless earlier terminated upon the Optionee’s termination from service as an Employee, director or Consultant as provided in Section 5 hereof. Upon the expiration of the Option Term, any unexercised Option Shares shall be cancelled and shall be of no further force or effect.

Section 5. Termination of Service.

(a) Subject to Section 5(b) below, if the Optionee’s service as an Employee, director or Consultant of the Company is terminated for any reason prior to the occurrence of any otherwise applicable vesting date, the Optionee shall (i) forfeit his interest in any Option Shares that have not yet become vested, which shall be cancelled and be of no further force or effect, and (ii) retain the right to exercise the Option for the purchase of any Option Shares that have previously become vested until the expiration of 90 days after the effective date of such termination of service or, in the event such termination of service is as a result of death or permanent and total disability (within the meaning of Section 22(e)(3) of the Code), until the expiration of one year after the date of termination.

(b) If the Optionee’s service as an Employee, director or Consultant with the Company or any Subsidiary is terminated for cause (as defined below), the Optionee shall forfeit his interest in any Option Shares that have not yet been exercised, whether such Option Shares are vested or unvested, and all rights to such Option Shares shall cease. For purposes of this Section 5(b), termination for “cause” shall include, but not be limited to, embezzlement or misappropriation of corporate funds, misconduct resulting in material injury to the Company or any Subsidiary, significant activities harmful to the reputation of the Company or any Subsidiary, a significant violation of Company or Subsidiary policy, willful refusal to perform, or substantial disregard of, the duties properly assigned to the Optionee, or a significant violation of any contractual, statutory or common law duty of loyalty to the Company or any Subsidiary, or conduct, which in the reasonable opinion of the Board, materially and adversely affects the best interests of the Company or any of its affiliates, including, without limitation, the conviction of a felony or a crime of the third class, the commission or attempted commission of any act of willful misconduct or dishonesty or malfeasance. Notwithstanding the foregoing, in the event the Optionee is party to an employment (or similar) agreement with the Company or any Subsidiary that defines the term “cause,” such definition shall apply for purpose of this Option. The Committee shall have the power to determine whether the Optionee has been terminated for cause and the date upon which such termination for cause occurs. Any such determination shall be final, conclusive and binding upon the Optionee.

Section 6. Procedure for Exercise. The Option may be exercised, in whole or part (for the purchase of whole shares only), by delivery of a written notice in the form provided by the Company (the “Notice”), along with payment in full of the exercise price, from the Optionee to the Company at the Company’s principal office, which Notice shall: (i) state the number of Option Shares being purchased; (ii) state the method of payment for the Option Shares and tax withholding, if any, pursuant to Section 7 hereof, (iii) include any representation of the Optionee required pursuant to Section 8 hereof; (iv) in the event that the Option shall be exercised by any person other than the Optionee pursuant to Section 11 hereof, include appropriate proof of the right of such person to exercise the Option; and (v) comply with such further requirements consistent with the Plan as the Committee may from time to time prescribe.

Section 7. Payment of Exercise Price. Payment of the exercise price shall be made (i) in cash or by cash equivalent, (ii) in Common Stock that has been held by the Optionee for at least six (6) months, valued at the Fair Market Value of such shares on the date of exercise, (iii) if the Common Stock is listed or traded on the New York Stock Exchange or Nasdaq Stock Market, by delivery of a notice that the Optionee has placed a market sell order (or similar instruction) with a broker with respect to shares of Common Stock then issuable upon exercise of the Option, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the exercise price (conditioned upon the payment of such net proceeds), or (iv) by a combination of the methods described above.

Section 8. Investment Representation. Upon the exercise of the Option at a time when there is not in effect a registration statement under the Securities Act of 1933, as amended (the “Securities Act”), relating to the Option Shares, the Optionee hereby represents and warrants, and by virtue of such exercise shall be deemed to represent and warrant, to the Company that the Option Shares shall be acquired for investment and not with a view to the distribution thereof, and not with any present intention of distributing the same, and the Optionee shall provide the Company with the representations and warranties set forth in the Investment Representation Statement provided by the Company and such further representations and warranties as the Company may require in order to ensure compliance with applicable federal and state securities, blue sky and other laws. No Option Shares shall be purchased upon the exercise of the Option unless and until the Company and/or the Optionee shall have complied with all applicable federal or state registration, listing and/or qualification requirements and all other requirements of law or of any regulatory agencies having jurisdiction, unless the Committee has received evidence satisfactory to it that the Optionee may acquire such shares pursuant to an exemption from registration under the applicable securities laws. Any determination in this connection by the Committee shall be final, binding, and conclusive. The Company reserves the right to legend any certificate for shares of Common Stock, conditioning sales of such shares upon compliance with applicable federal and state securities laws and regulations.

Section 9. No Rights as Stockholder or Employee/Consultant.

(a) The Optionee shall not have any privileges of a stockholder of the Company with respect to any Option Shares subject to (but not acquired upon valid exercise of) the Option, nor shall the Company have any obligation to issue any dividends or otherwise afford any rights to which shares of Common Stock are entitled with respect to any such Option Shares, until the date of the issuance to the Optionee of a stock certificate evidencing such shares.

(b) Nothing in this Agreement or the Option shall confer upon the Optionee any right to continue as an Employee, director or Consultant of the Company or to interfere in any way with the right of the Company to terminate the Optionee’s employment or service at any time.

Section 10. Adjustments. If at any time while the Option is outstanding, the number of outstanding shares of Common Stock is changed by reason of a reorganization, recapitalization, stock split or any of the other events described in Section 3.2 of the Plan, the number and kind of Option Shares and/or the exercise price of such Option Shares shall be adjusted in accordance with the provisions of the Plan.

Section 11. Restriction on Transfer of Option. The Option may not be transferred, pledged, assigned, hypothecated or otherwise disposed of in any way by the Optionee, except by will or by the laws of descent and distribution. In the event an Optionee becomes legally incapacitated, his Option shall be exercisable by his legal guardian, committee or legal representative. If the Optionee dies, the Option shall thereafter be exercisable by the Optionee’s executors or administrators. The Option shall not be subject to execution, attachment or similar process. Any attempted assignment, transfer, pledge, hypothecation or other disposition of the Option contrary to the provisions hereof, and the levy of any execution, attachment or similar process upon the Option, shall be null and void and without effect.

Section 12. Company’s Right of First Refusal.

(a) Company’s Right of First Refusal. Before any Option Shares held by the Optionee or any permitted transferee (each, a “Holder”) may be sold, pledged, assigned, hypothecated, transferred, or otherwise disposed of (each, a “Transfer”), the Company or its assignee(s) shall have a right of first refusal to purchase the Option Shares proposed to be Transferred on the terms and conditions set forth in this Section 12 (the “Right of First Refusal”).

(b) Notice of Proposed Transfer. In the event any Holder desires to Transfer any Option Shares, the Holder shall deliver to the Company a written notice (the “Notice”) stating: (i) the Holder’s bona fide intention to sell or otherwise Transfer such Option Shares; (ii) the name of each proposed purchaser or other transferee (“Proposed Transferee”); (iii) the number of Option Shares to be Transferred to each Proposed Transferee; and (iv) the bona fide cash price for which the Holder proposes to Transfer the Option Shares (the “Offered Price”), and the Holder shall offer such Option Shares at the Offered Price to the Company or its assignee(s).

(c) Exercise of Right of First Refusal. Within 30 days after receipt of the Notice, the Company and/or its assignee(s) may elect in writing to purchase all, but not less than all, of the Option Shares proposed to be Transferred to any one or more of the Proposed Transferees. The purchase price will be determined in accordance with subsection (d) below.

(d) Purchase Price. The purchase price (“Purchase Price”) for the Option Shares repurchased under this Section 12 shall be the Offered Price.

(e) Payment. Payment of the Purchase Price shall be made, at the option of the Company or its assignee(s), in cash (by check), by cancellation of all or a portion of any outstanding indebtedness of the Holder to the Company (or, in the case of repurchase by an assignee, to the assignee), or by any combination thereof within thirty days after receipt of the Notice or in the manner and at the times mutually agreed to by the Company and the Holder.

(f) Holder’s Right to Transfer. If all of the Option Shares proposed in the Notice to be Transferred are not purchased by the Company and/or its assignee(s) as provided in this Section 12, then the Holder may sell or otherwise Transfer such Option Shares to that Proposed Transferee at the Offered Price or at a higher price, provided that such sale or other Transfer is consummated within 120 days after the date of the Notice and provided further that any such sale or other Transfer is effected in accordance with any applicable securities laws and the Proposed Transferee agrees in writing that the provisions of this Section 12 shall continue to apply to the Option Shares in the hands of such Proposed Transferee. If the Option Shares described in the Notice are not Transferred to the Proposed Transferee within such 120-day period, a new Notice shall be given to the Company, and the Company and/or its assignees shall again be offered the Right of First Refusal as provided herein before any Option Shares held by the Holder may be sold or otherwise Transferred.

(g) Exception for Certain Family Transfers. Anything to the contrary contained in this Section 12 notwithstanding, the Transfer of any or all of the Option Shares during the Optionee’s lifetime or upon the Optionee’s death by will or intestacy to the Optionee’s Immediate Family or a trust for the benefit of the Optionee’s Immediate Family shall be exempt from the Right of First Refusal. As used herein, “Immediate Family” shall mean spouse, lineal descendant or antecedent, father, mother, brother or sister or stepchild (whether or not adopted). In such case, the transferee or other recipient shall receive and hold the Option Shares so Transferred subject to the provisions of this Section 12 (including the Right of First Refusal) and there shall be no further Transfer of such Option Shares except in accordance with the terms of this Section 12.

(h) Termination of Right of First Refusal. The Right of First Refusal shall terminate as to all Option Shares upon a sale of Common Stock of the Company to the general public pursuant to a registration statement filed with and declared effective by the Securities and Exchange Commission under the Securities Act of 1933, as amended.

(i) Transfer Restrictions. Any transfer or sale of the Option Shares is subject to restrictions on transfer imposed by any applicable state and federal securities laws. Any Transfer or attempted Transfer of any of the Option Shares not in accordance with the terms of this Agreement shall be void and the Company may enforce the terms of this Agreement by stop transfer instructions or similar actions by the Company and its agents or designees.

Section 13. Legends.

(a) Stock certificates representing shares of Common Stock not registered under the Securities Act acquired upon the exercise of the Option shall bear a legend in substantially the following form:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE OFFERED, SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT IN COMPLIANCE WITH SUCH LAWS.”

(b) Prior to the date of the initial public offering of shares of the Common Stock, stock certificates acquired upon the exercise of the Option shall also bear a legend in substantially the following form:

“ADDITIONALLY, THE TRANSFER OF THESE SECURITIES IS SUBJECT TO THE TERMS AND CONDITIONS OF A STOCK OPTION AGREEMENT BETWEEN INTUITY MEDICAL, INC. AND THE HOLDER OF RECORD OF THIS CERTIFICATE, AND NO SALE, ASSIGNMENT, TRANSFER, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION OF SUCH SECURITIES SHALL BE VALID OR EFFECTIVE EXCEPT IN ACCORDANCE WITH SUCH AGREEMENT AND UNTIL SUCH TERMS AND CONDITIONS HAVE BEEN FULFILLED. COPIES OF SUCH AGREEMENT MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF INTUITY MEDICAL, INC.”

Section 14. Notices. Any notice hereunder by the Optionee shall be given to the Company in writing and such notice shall be deemed duly given only upon receipt thereof at the Company’s office at 350 Potrero Avenue, Sunnyvale, California, 94085, or at such other address as the Company may designate by notice to the Optionee. Any notice hereunder by the Company shall be given to the Optionee in writing and such notice shall be deemed duly given only upon receipt thereof at such address as the Optionee may have on file with the Company.

Section 15. Construction. The construction of this Agreement is vested in the Committee, and the Committee’s construction shall be final and conclusive.

Section 16. Governing Law. This Agreement shall be construed and enforced in accordance with the laws of the State of California, without giving effect to the choice of law principles thereof.

Section 17. Lock-Up Period. The Optionee hereby agrees that, if so requested by the Company or any representative of the underwriters (the “Managing Underwriter”) in connection with any registration of the offering of any securities of the Company under the Securities Act, the Optionee shall not sell or otherwise transfer any shares of Stock or other securities of the Company during such period as may be requested in writing by the Managing Underwriter and agreed to in writing by the Company (which period shall not be longer than 180 days) (the “Market Standoff Period”) following the effective date of a registration statement of the Company filed under the Securities Act; provided, however, that such restriction shall apply only to the first registration statement of the Company to become effective under the Securities Act that includes securities to be sold on behalf of the Company to the public in an underwritten public offering under the Securities Act.